CONSULTING AGREEMENT, dated as of July 31, 1997, between Fairfield
Manufacturing Company, Inc. (the "Company"), and Wolodymyr B. Lechman, an individual residing at 1636 Cottonwood Circle, Lafayette, IN (the "Consultant").

The parties hereto agree as follows:

     1. Retention of Consultant. On the terms and subject to the conditions set forth herein, the Company hereby retains the Consultant to provide the consulting services described in section 2, and the Consultant hereby agrees to provide such consulting services to the Company or, if requested by the Company, to any affiliate(s) of the Company.

     2. Services. During the period commencing (on the date of this Agreement) and ending on the fourth anniversary thereof (the "Consulting Period"), Consultant shall provide to the Company consulting services commensurate with his status and experience, including, but not limited to, such assistance as the Company shall reasonably request as to significant corporate transactions involving the Company (e.g., financing, acquisitions and divestitures), and providing continuity with respect to important customers of or vendors to the Company.

     3. Compensation: Expenses. In consideration for the services to be provided by the Consultant hereunder, the Company will pay to the Consultant a consulting fee at a rate of $250,000 per annum during the Consulting Period, payable in quarterly installments of $62,500 in advance, for an aggregate total during the Consulting Period of $1,000,000. The Company will reimburse the Consultant for all reasonable out-of-pocket expenses incurred by the Consultant in connection with the performance by the Consultant of his services under this Agreement.

     4. Independent Contractor Status. The Consultant shall not, solely by virtue of the consulting services provided hereunder, be considered to be an officer, employee or part-time employee of the Company during the Consulting Period, and shall not have the power or authority to contract in the name of or bind the Company, except as may be expressly stated in a written delegation of such authority from the Board. The Consultant will be responsible for all applicable taxes and other matters, if any, required of self-employed individuals by any government authority; provided that if the Company shall determine that the Consultant should properly be treated as an employee of the Company for tax purposes, the Company shall be entitled to withhold any applicable employment-related withholding taxes or other similar taxes.

     5.   Non-Competition; Confidential Information; Non-Solicitation.

     (a) During the Consulting Period the Consultant will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, engage in any activity in material competition with the business of the Company.

     (b) During, and at all times after the expiration of, the Consulting Period, the Consultant will keep confidential any trade secrets or confidential or proprietary information of the Company which are now known to the Consultant or which hereafter may become known to the Consultant as a result of his employment or association with the Company and shall not directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of the Company.

     (c) During the Consulting Period, the Consultant will not, directly or indirectly, induce any employee of the Company who is a member of management to engage in any activity in which the Consultant is prohibited from engaging under this Section, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any such person who is or was employed by the Company unless such person shall have ceased to be employed by the Company or its subsidiaries for a period of at least 6 months.

     (d) During the Consulting Period, the Consultant shall not solicit or otherwise attempt to establish for the Consultant or any other person, firm or entity, any business relationship with any person, firm or corporation which during the Consulting Period is a customer of the Company or a prospective customer.

     6. Death of Executive. If the Consultant dies prior to the end of the Consulting Period or is unable to perform the services requested of him hereunder due to physical or mental disabilities, as determined by a doctor mutually acceptable to the Company and the Consultant (or his legal representatives), the Company shall pay to the Consultant's legal representatives or beneficiaries such amounts as would have been paid or provided by the Company to the Consultant under this Agreement had the Consultant continued to provide such services for the term of this Agreement.

     7. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by and against the parties hereto and their respective successors and assigns. The rights, interests and obligations hereunder shall not be assigned or delegated in whole or in part by either party, except as provided in Section 6 hereof and except that the Company may assign any of its rights, interests and obligations hereunder to any of its affiliates.

     8. Governing Law. This Agreement shall be deemed to be a contract made under, and is to be governed and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles or rules thereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                        FAIRFIELD MANUFACTURING COMPANY, INC.



                        By:   ____________________________
                              Name: Kenneth A. Burns
                              Title:    President & CEO



                              ____________________________
                              Wolodymyr B. Lechman